UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 25, 2010

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)                                  Amended and Restated Equity Incentive Plan

On August 25, 2010, our shareholders approved an amendment to our Amended and Restated Equity Incentive Plan that increased the number of shares reserved for issuance under the plan from 468,290 to 1,125,000 and replaced the formula for automatic annual increases with fixed annual increases of 150,000 shares, any of which can be issued as incentive stock options. The terms and conditions of such plan are set forth under the caption “Proposal No. 4 Approval of Amendment to Amended and Restated Equity Incentive Plan” in our Definitive Schedule 14A (Proxy Statement) filed with the Securities and Exchange Commission on July 21, 2010. Such description, which is qualified in its entirety by reference to the Amended and Restated Equity Incentive Plan at Exhibit 10 to this report, is incorporated by reference in response to this Item 5.02(e).

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)                                  We held our annual meeting of shareholders on August 25, 2010. The matters that were voted upon at the meeting, and the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

(b)                                 Steven J. Wagenheim, Joel C. Longtin, Donald A. Dunham, Jr., Charles J. Hey, Milton D. Avery, Brian K. Gramm and David A. Timpe were elected directors of our company for the ensuing year and until their successors shall be elected and duly qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Steven J. Wagenheim	5,200,039	84,841	1,298,592
Joel C. Longtin	5,206,369	78,511	1,298,592
Donald A. Dunham, Jr.	5,198,428	86,452	1,298,592
Charles J. Hey	5,208,468	76,412	1,298,592
Milton D. Avery	5,208,609	76,271	1,298,592
Brian K. Gramm	5,208,692	76,188	1,298,592
David A. Timpe	5,208,692	76,188	1,298,592

The proposal to amend Article 3 of our Articles of Incorporation, as amended, to increase the number of shares of authorized common stock from 15,000,000 to 90,000,000 was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
6,249,493	304,029	29,950	0

The proposal to amend Article 3 of our Articles of Incorporation, as amended, to cancel the authorized but unissued Series A Convertible Preferred Stock was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
5,187,940	67,972	28,968	1,298,592

The proposal to amend our Amended and Restated Equity Incentive Plan to increase the number of shares reserved for issuance under the plan from 468,290 to 1,125,000 and replace the formula for automatic annual increases with fixed annual increases of 150,000 shares, any of which can be issued as incentive stock options, was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
5,102,147	166,189	16,544	1,289,592

The appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 28, 2010 was ratified. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
6,533,316	38,567	11,589	0

ITEM 8.01	OTHER EVENTS.

We issued a press release regarding our expectations regarding $1.0 million in permanent annual lease reductions on August 26, 2010, which is attached to this Form 8-K as Exhibit 99 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: August 26, 2010	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10	Granite City Food & Brewery Ltd. Amended and Restated Equity Incentive Plan (incorporated by reference to our Definitive Schedule 14A (Proxy Statement), filed on July 21, 2010 (File No. 000-29643)).

99	Press release dated August 26, 2010.